Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated December 20, 2017, except for Note 10, as to which is dated May 23, 2018, relating to the financial statements of The Lovesac Company, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut

May 23, 2018